Exhibit 10.19

BACKSTOP AGREEMENT

This BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated December 28, 2012, is by and among SFX Holding Corporation, a Delaware corporation (the “Company”), and Robert F.X. Sillerman (the “Backstop Investor”).

RECITALS

WHEREAS, the Company desires to raise capital through the issuance and sale of nine percent (9.00%) per annum notes in the aggregate principal amount of seven million dollars ($7,000,000) (the “9% Notes”) and 2,100,000 accompanying warrants exercisable for shares of the Company’s Common Stock (the “Warrants”), to certain lenders (the “Lenders”) pursuant to the terms and conditions of the 9% Notes and the Warrants to be issued by the Company to the Lenders (the “Notes Offering”);

WHEREAS, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein and in consideration of the issuance of the Backstop Warrants (as defined herein), the Company is willing to sell, and the Backstop Investor is willing to purchase an aggregate principal amount of 9% Notes and Warrants (the “Backstop Notes”) equal to the difference between (i) $7,000,000 and (ii) the aggregate principal amount of the 9% Notes and Warrants subscribed for by the Lenders; and

WHEREAS, the Company and the Backstop Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Backstop. On the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in this Agreement, the Backstop Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Backstop Investor on the closing date for the Notes Offering (the “Closing Date”) the principal amount of the Backstop Notes and the accompanying Warrants.

2.                                      Backstop Warrants.  As consideration for the Backstop Investor’s commitment to purchase the Backstop Notes, the Company hereby agrees to issue to the Backstop Investor, on the Closing Date, a warrant, in the form attached hereto as Exhibit A (the “Backstop Warrant”), to purchase one hundred thousand (100,000) fully-paid and non-assessable shares (subject to adjustment as provided therein) of the Company’s common stock (“Common Stock”). The exercise price for such Backstop Warrant shall be $0.01 per share of Common Stock.

3.                                      Representations and Warranties of the Backstop Investor. The Backstop Investor represents and warrants to the Company as of the date hereof as follows:

a.              This Agreement has been duly executed and delivered by the Backstop Investor, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of the Backstop Investor, enforceable against the Backstop Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

b.              The execution and delivery by the Backstop Investor of, the performance by the Backstop Investor of his obligations under, and the consummation of the transactions contemplated by, this Agreement do not and will not  conflict with or violate any law or order applicable to the Backstop Investor or any of his assets or properties.

c.               The Backstop Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

4.                                      Additional Covenants.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.                                      Conditions to Company’s Obligations.  The obligations of Company to issue and sell the Backstop Notes to the Backstop Investor pursuant to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived in writing by the Company:

a.              (i) All of the representations and warranties made by the Backstop Investor in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, and (ii) the Backstop Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Backstop Investor on or prior to the Closing Date.

b.              No temporary restraining order, preliminary or permanent injunction or other order, and no action, shall be in effect or have been instituted or threatened enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent, the consummation of the transactions contemplated by this Agreement. No law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

6.                                      Termination.  This Agreement may be terminated by the mutual written consent of the Company and the Backstop Investor.

7.                                      Miscellaneous.

a.              Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for any party as shall be specified by such party in a notice given in accordance with this Section 11(c))

(i) If to the Company:	430 Park Avenue, 6th Floor New York, New York 10022 Attention: H.J. Tytel Email: Howard@sfxii.com

With copies to:	Reed Smith LLP 599 Lexington Avenue New York, New York 10022 Attention: Aron Izower Facsimile: (212) 521-5450

(ii) If to the Backstop Investor:	to the address appearing in the corporate books of the Company

b.              Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

c.               Entire Agreement. This Agreement (including the Exhibits hereto) and the agreements and documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

d.              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that the Backstop Investor shall be entitled to assign this Agreement to its affiliates (other than the Company) upon prior written notice to the Company.

e.               No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

f.                Amendment. This Agreement may not be altered, amended or modified except by a written instrument executed by or on behalf of the Company and the Backstop Investor.

g.               Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

h.              Consent to Jurisdiction. Each of the parties hereto (a) irrevocably and unconditionally agrees that any actions, suits or proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined exclusivity in the state and federal courts located in New York County, New York; (b) irrevocably submits to the jurisdiction of such courts in any such action, suit or proceeding; (c) consents that any such action, suit or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agrees that service of process in any such action, suit or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 7(a) to such party at its address as provided in Section 7(a) (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by law).

i.                  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(I).

j.                 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SFX HOLDING CORPORATION

By:	/s/ Shelly Finkel
Name: Shelly Finkel
Title: President

BACKSTOP INVESTOR

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

Exhibit A

Form of Backstop Warrant

(see attached)